Exhibit 99.2

Contact:	FOR RELEASE:
Tyler H. Rose	February 4, 2019
Executive Vice President
and Chief Financial Officer
(310) 481-8484 or
Michelle Ngo
Senior Vice President
and Treasurer
(310) 481-8581

KILROY REALTY CORPORATION REPORTS
FOURTH QUARTER FINANCIAL RESULTS
---------------

LOS ANGELES, February 4, 2019 - Kilroy Realty Corporation (NYSE: KRC) today reported financial results for its fourth quarter ended December 31, 2018.

Fourth Quarter Highlights
Financial Results

•
Net income available to common stockholders per share of $1.58 and funds from operations available to common stockholders and unitholders (“FFO”) per share of $0.78 included the following on a per share basis:

▪	Charge of $0.13 ($0.12 for FFO) related to the early redemption of the company’s 6.625% unsecured senior notes due June 2020

▪	Total gains on real estate sales of $1.53, comprised of a land gain of $0.12 ($0.11 for FFO) and operating property gains of $1.41 (gains on sales of operating properties not included in FFO)

▪	Non-cash charge of $0.12 related to accrued potential future executive retirement benefits

•	Revenues of $190.8 million

Stabilized Portfolio

•	Stabilized portfolio was 94.4% occupied and 96.6% leased at December 31, 2018

•	Signed approximately 768,000 square feet of new or renewing leases

Development

•
In October, commenced GAAP revenue recognition on all 312,000 square feet of office space 100% leased to Adobe at 100 Hooper, the company’s recently completed office and production, distribution and repair (“PDR”) project in San Francisco’s SOMA district

•	In November, signed a long-term lease with Netflix for 100% of the 355,000 square feet of office space currently under construction at the company’s Hollywood mixed-use project in Los Angeles

•
During the fourth quarter, commenced construction on the residential component of the Hollywood mixed-use project in Los Angeles and the office component of the One Paseo mixed-use project in the Del Mar submarket of San Diego

▪	The residential component of the Hollywood development encompasses 193 residential units and represents a total estimated investment of $195.0 million

▪	The office component of One Paseo encompasses 285,000 square feet and represents a total estimated investment of $205.0 million. It is approximately 42% pre-leased

Acquisitions

•
In December, completed the acquisition of 345 Brannan Street, a 110,000 square foot office building in San Francisco’s SOMA district, for $146.0 million. The property is one of three adjacent KRC buildings, all of which are 100% leased to GM Cruise

Dispositions

•
Across the fourth quarter, completed the sale of 11 operating properties and a land parcel in three separate transactions for total gross proceeds of $373.0 million and total gains on sales of $154.8 million. The 11 properties total approximately 772,000 square feet of space and are located in the Sunnyvale submarket of San Francisco, Kirkland submarket of Seattle, and the 101 Corridor of Los Angeles

Finance

•	In October, drew the entire $200.0 million of eight-year, 4.35% unsecured senior notes privately offered in May 2018

•	In November, completed a public offering of $400.0 million of 10-year senior unsecured notes at 4.750% due December 2028

•	In December, completed the early redemption of all $250.0 million of 6.625% unsecured senior notes due June 2020 for a make whole cash redemption price of approximately $261.8 million

Full Year 2018 Highlights

•
Achieved a company record in annual leasing, signing 3.4 million square feet of leases, including just over 2.8 million square feet of new or renewal leases in the stabilized portfolio and 560,000 square feet in the in-process development pipeline

•	Commenced tenant improvements on 1.2 million square feet of newly developed, fully leased office space in San Francisco with a total estimated investment of $855.0 million

•	Acquired a 39-acre waterfront development site in South San Francisco for approximately $308.2 million; the site is fully entitled for 2.5 million square feet of office and laboratory space

•	Acquired operating properties in San Francisco and South San Francisco totaling just over 255,000 square feet of office and laboratory space for an aggregate cost of $257.0 million

•	Generated gross proceeds of approximately $373.0 million from the company’s capital recycling program through the disposition of non-core assets

•	Raised gross proceeds of $650.0 million through the public offering and private placement of debt at a weighted average rate of 4.592%, including $400.0 million of green bonds

•	Completed a public offering of 5,000,000 shares of common stock priced at $72.10 per share structured as a forward sale with a final settlement date of August 1, 2019

•
Established a new $500.0 million ATM offering program and issued an aggregate of $132.1 million in net proceeds of common stock at a weighted average price of $73.64, under both the old and new ATM programs

•	Increased the annual dividend on the company’s common stock by 7.1% to $1.82 per share

•	Received continued recognition for industry leadership in sustainability, including repeat awards from GRESB, NAREIT, the U.S. Department of Energy and the EPA

Results for the Quarter Ended December 31, 2018
For the fourth quarter ended December 31, 2018, KRC reported net income available to common stockholders of $160.2 million, or $1.58 per share, compared to $28.5 million, or $0.28 per share, in the fourth quarter of 2017. FFO in the fourth quarter of 2018 was $81.3 million, or $0.78 per share, compared to $86.5 million, or $0.85 per share, in the year-earlier quarter. Net income per share in the 2018 fourth quarter included a $0.13 per share charge from the early extinguishment of debt related to the redemption of the 6.625% unsecured senior notes, a $0.12 per share non-cash charge related to accrued potential future executive retirement benefits, a $0.12 per share gain on the sale of land, and a $1.41 per share gain on the sale of operating properties. FFO per share in the 2018 fourth quarter included a $0.12 per share charge from the early extinguishment of debt related to the redemption of notes, a $0.12 per share non-cash charge related to accrued potential future executive retirement benefits, and an $0.11 per share gain on the sale of land. In the prior year’s fourth quarter, net income and FFO per share both included a $0.06 per share charge related to the early extinguishment of debt. Revenues in the fourth quarter totaled $190.8 million, up from $177.6 million in the prior year’s period.

All per share amounts in this report are presented on a diluted basis.

Net Income Available to Common Stockholders / FFO Guidance and Outlook
The company is providing an initial guidance range of NAREIT-defined FFO per diluted share for its fiscal year 2019 of $3.58 to $3.78 per share, with a midpoint of $3.68 per share, reflecting management’s views on current and future market conditions, including assumptions with respect to rental rates, occupancy levels, and the earnings impact of events referenced in this press release.

	Full Year 2019 Range
	Low End	High End
Net income available to common stockholders per share - diluted	$1.51	$1.71

Weighted average common shares outstanding - diluted (1)	106,000	106,000

Net income available to common stockholders	$160,000	$181,000
Adjustments:
Net income attributable to noncontrolling common units of the Operating Partnership	3,400	3,800
Net income attributable to noncontrolling interests in consolidated property partnerships	20,000	23,000
Depreciation and amortization of real estate assets	232,500	232,500
Gains on sales of depreciable real estate	—	—
Funds From Operations attributable to noncontrolling interests in consolidated property partnerships	(29,500)	(32,500)
Funds From Operations (2)	$386,400	$407,800

Weighted average common shares/units outstanding – diluted (3)	108,000	108,000

Funds From Operations per common share/unit – diluted (2)(3)	$3.58	$3.78

Key 2019 assumptions include:

•	Dispositions of approximately $150.0 million to $350.0 million

•	Flat same store cash net operating income

•	Year-end occupancy of 94.0% to 95.0%

•	Total development spending of approximately $500.0 million to $600.0 million
 ________________________

(1)	Calculated based on estimated weighted average shares outstanding including non-participating share-based awards.

(2)	See management statement for FFO at end of release.

(3)
Calculated based on weighted average shares outstanding including participating and non-participating share-based awards, dilutive impact of stock options, contingently issuable shares, and shares issuable under forward equity sale agreements and assuming the exchange of all common limited partnership units outstanding. Reported amounts are attributable to common stockholders, common unitholders and restricted stock unitholders.

The company’s guidance estimates for the full year 2019, and the reconciliation of net income available to common stockholders per share - diluted and FFO per share and unit - diluted included within this press release, reflect management’s views on current and future market conditions, including assumptions with respect to rental rates, occupancy levels, and the earnings impact of the events referenced in this press release. Although these guidance estimates reflect the impact on the company’s operating results of an assumed range of future disposition activity, these guidance estimates do not include any estimates of possible future gains or losses from possible future dispositions because the magnitude of gains or losses on sales of depreciable operating properties, if any, will depend on the sales price and depreciated cost basis of the disposed assets at the time of disposition, information that is not known at the time the company provides guidance, and the timing of any gain recognition will depend on the closing of the dispositions, information that is also not known at the time the company provides guidance and may occur after the relevant guidance period. We caution you not to place undue reliance on our assumed range of future disposition activity because any potential future disposition transactions will ultimately depend on the market conditions and other factors, including but not limited to the company’s capital needs, the particular assets being sold and the company’s ability to defer some or all of the taxable gain on the sales. These guidance estimates also do not include the impact on operating results from potential future acquisitions, possible capital markets activity, possible future impairment charges or any events outside of the company’s control. There can be no assurance that the company’s actual results will not differ materially from these estimates.

Conference Call and Audio Webcast
KRC management will discuss initial earnings guidance for fiscal year 2019 during the company’s February 5, 2019 earnings conference call. The call will begin at 10:00 a.m. Pacific Time and last approximately one hour. Those interested in listening via the Internet can access the conference call at https://services.choruscall.com/links/krc190205.html. It may be necessary to download audio software to hear the conference call. Those interested in listening via telephone can access the conference call at (866) 312-7299. International callers should dial (412) 317-1070. In order to bypass speaking to the operator on the day of the call, please pre-register anytime at http://dpregister.com/10121412. A replay of the conference call will be available via telephone on February 5, 2019 through February 12, 2019 by dialing (877) 344-7529 and entering passcode 10121412. International callers should dial (412) 317-0088 and enter the same passcode. The replay will also be available on our website at http://investors.kilroyrealty.com/CustomPage/Index?KeyGenPage=1073743647.

About Kilroy Realty Corporation
Kilroy Realty Corporation (KRC), a publicly traded real estate investment trust and member of the S&P MidCap 400 Index, is one of the West Coast’s premier landlords.  The company has over 70 years of experience developing, acquiring and managing office and mixed-use real estate assets. The company provides physical work environments that foster creativity and productivity and serves a broad roster of dynamic, innovation-driven tenants, including technology, entertainment, digital media and health care companies.

At December 31, 2018, the company’s stabilized portfolio totaled approximately 13.2 million square feet of office space located in the coastal regions of Los Angeles, Orange County, San Diego, the San Francisco Bay Area and Greater Seattle and 200 residential units located in the Hollywood submarket of Los Angeles. The stabilized portfolio was 94.4% occupied and 96.6% leased. In addition, KRC had three projects under construction totaling approximately 1.3 million square feet of office space that was 37% leased, 801 residential units and 96,000 square feet of retail space that was 91% leased, as well as two projects in the tenant improvement phase totaling approximately 1.2 million square feet of office and PDR space. The office components of the two projects are fully leased to Adobe and Dropbox.

The company’s commitment and leadership position in sustainability has been recognized by various industry groups across the world.  In September 2018, the company was recognized by GRESB both as North American leader across all asset classes and a global leader among all publicly traded real estate companies. Other sustainability accolades include NAREIT’s Leader in the Light award for the past five years, the EPA’s highest honor of Sustained Excellence and winner of Energy Star Partner of the Year for the past five years. The company is listed in the Dow Jones Sustainability World Index.  At the end of the fourth quarter, the company’s stabilized portfolio was 63% LEED certified and 79% of eligible properties were ENERGY STAR certified. More information is available at http://www.kilroyrealty.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on our current expectations, beliefs and assumptions, and are not guarantees of future performance. Forward-looking statements are inherently subject to uncertainties, risks, changes in circumstances, trends and factors that are difficult to predict, many of which are outside of our control. Accordingly, actual performance, results and events may vary materially from those indicated or implied in the forward-looking statements, and you should not rely on the forward-looking statements as predictions of future performance, results or events. Numerous factors could cause actual future performance, results and events to differ materially from those indicated in the forward-looking statements, including, among others: global market and general economic conditions and their effect on our liquidity and financial conditions and those of our tenants; adverse economic or real estate conditions generally, and specifically, in the States of California and Washington; risks associated with our investment in real estate assets, which are illiquid, and with trends in the real estate industry; defaults on or non-renewal of leases by tenants; any significant downturn in tenants’ businesses; our ability to re-lease property at or above current market rates; costs to comply with government regulations, including environmental remediation; the availability of cash for distribution and debt service and exposure to risk of default under debt obligations; increases in interest rates and our ability to manage interest rate exposure; the availability of financing on attractive terms or at all, which may adversely impact our future interest expense and our ability to pursue development, redevelopment and acquisition opportunities and refinance existing debt; a decline in real estate asset valuations, which may limit our ability to dispose of assets at attractive prices or obtain or maintain debt financing, and which may result in write offs or impairment charges; significant competition, which may decrease the occupancy and rental rates of properties; potential losses that may not be covered by insurance; the ability to successfully complete acquisitions and dispositions on announced terms; the ability to successfully operate acquired, developed and redeveloped properties; the ability to successfully complete development and redevelopment projects on schedule and within budgeted amounts; delays or refusals in obtaining all necessary zoning, land use and other required entitlements, governmental permits and authorizations for our development and redevelopment properties; increases in anticipated capital expenditures, tenant improvement and/or leasing costs; defaults on leases for land on which some of our properties are located; adverse changes to, or enactment or implementations of, tax laws or other applicable laws, regulations or legislation, as well as business and consumer reactions to such changes; risks associated with joint venture investments, including our lack of sole decision-making authority, our reliance on co-venturers’ financial condition and disputes between us and our co-venturers; environmental uncertainties and risks related to natural disasters; and our ability to maintain our status as a REIT. These factors are not exhaustive and additional factors could adversely affect our business and financial performance. For a discussion of additional factors that could materially adversely affect our business and financial performance, see the factors included under the caption “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2017 and our other filings with the Securities and Exchange Commission. All forward-looking statements are based on currently available information, and speak only as of the date on which they are made. We assume no obligation to update any forward-looking statement made in this press release that becomes untrue because of subsequent events, new information or otherwise, except to the extent we are required to do so in connection with our ongoing requirements under federal securities laws.

KILROY REALTY CORPORATION
SUMMARY OF QUARTERLY RESULTS
(unaudited, in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Revenues	$190,842	$177,561	$747,298	$719,001

Net income available to common stockholders (1)	$160,220	$28,529	$258,415	$151,249

Weighted average common shares outstanding – basic	100,747	98,424	99,972	98,114
Weighted average common shares outstanding – diluted	101,380	99,128	100,482	98,727

Net income available to common stockholders per share – basic (1)	$1.59	$0.28	$2.56	$1.52
Net income available to common stockholders per share – diluted (1)	$1.58	$0.28	$2.55	$1.51

Funds From Operations (1)(2)(3)	$81,330	$86,539	$360,491	$346,787

Weighted average common shares/units outstanding – basic (4)	103,892	101,707	103,167	101,443
Weighted average common shares/units outstanding – diluted (5)	104,524	102,411	103,677	102,056

Funds From Operations per common share/unit – basic (3)	$0.78	$0.85	$3.49	$3.42
Funds From Operations per common share/unit – diluted (3)	$0.78	$0.85	$3.48	$3.40

Common shares outstanding at end of period			100,747	98,620
Common partnership units outstanding at end of period			2,025	2,077
Total common shares and units outstanding at end of period			102,772	100,697

			December 31, 2018	December 31, 2017
Stabilized office portfolio occupancy rates: (6)
Greater Los Angeles			95.1%	93.3%
Orange County			89.6%	86.6%
San Diego County			89.3%	97.4%
San Francisco Bay Area			96.4%	96.1%
Greater Seattle			93.6%	95.4%
Weighted average total			94.4%	95.2%

Total square feet of stabilized office properties owned at end of period: (6)
Greater Los Angeles			3,956	4,182
Orange County			272	272
San Diego County			2,046	2,044
San Francisco Bay Area			5,161	5,157
Greater Seattle			1,798	2,066
Total			13,233	13,721
________________________

(1)
Net income available to common stockholders includes gains on sales of depreciable operating properties of $142.9 million for the three months and year ended December 31, 2018. Net income available to common stockholders and funds from operations include a loss on early extinguishment of debt of $12.6 million, a non-cash charge of $12.1 million related to accrued potential executive retirement benefits and a gain on sale of land of $11.8 million for the three months and year ended December 31, 2018 and a provision for bad debts of $5.7 million for the year ended December 31, 2018. Net income available to common stockholders includes gains on sales of depreciable operating properties of $39.5 million for the year ended December 31, 2017. Net income available to common stockholders and funds from operations include a loss on early extinguishment of debt of $5.3 million for the three months and year ended December 31, 2017 and a gain on sale of land of $0.4 million and a non-cash charge for the original issuance costs of redeemed preferred stock of $7.6 million for the year ended December 31, 2017.

(2)
Reconciliation of Net income available to common stockholders to Funds From Operations available to common stockholders and unitholders and management statement on Funds From Operations are included after the Consolidated Statements of Operations.

(3)	Reported amounts are attributable to common stockholders, common unitholders, and restricted stock unitholders.

(4)
Calculated based on weighted average shares outstanding including participating share-based awards (i.e. nonvested stock and certain time based restricted stock units) and assuming the exchange of all common limited partnership units outstanding.

(5)
Calculated based on weighted average shares outstanding including participating and non-participating share-based awards, dilutive impact of stock options, contingently issuable shares, and shares issuable under forward equity sale agreements and assuming the exchange of all common limited partnership units outstanding.

(6)
Occupancy percentages and total square feet reported are based on the company’s stabilized office portfolio for the periods presented. Occupancy percentages and total square feet shown for December 31, 2017 include the office properties that were sold subsequent to December 31, 2017.

KILROY REALTY CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31, 2018	December 31, 2017
	(unaudited)
ASSETS
REAL ESTATE ASSETS:
Land and improvements	$1,160,138	$1,076,172
Buildings and improvements	5,207,984	4,908,797
Undeveloped land and construction in progress	2,058,510	1,432,808
Total real estate assets held for investment	8,426,632	7,417,777
Accumulated depreciation and amortization	(1,391,368)	(1,264,162)
Total real estate assets held for investment, net	7,035,264	6,153,615

Cash and cash equivalents	51,604	57,649
Restricted cash	119,430	9,149
Marketable securities	21,779	20,674
Current receivables, net	20,176	16,926
Deferred rent receivables, net	267,007	246,391
Deferred leasing costs and acquisition-related intangible assets, net	197,574	183,728
Prepaid expenses and other assets, net	52,873	114,706
TOTAL ASSETS	$7,765,707	$6,802,838

LIABILITIES AND EQUITY
LIABILITIES:
Secured debt, net	$335,531	$340,800
Unsecured debt, net	2,552,070	2,006,263
Unsecured line of credit	45,000	—
Accounts payable, accrued expenses and other liabilities	374,415	249,637
Accrued dividends and distributions	47,559	43,448
Deferred revenue and acquisition-related intangible liabilities, net	149,646	145,890
Rents received in advance and tenant security deposits	60,225	56,484
Total liabilities	3,564,446	2,842,522

EQUITY:
Stockholders’ Equity
Common stock	1,007	986
Additional paid-in capital	3,976,953	3,822,492
Distributions in excess of earnings	(48,053)	(122,685)
Total stockholders’ equity	3,929,907	3,700,793
Noncontrolling Interests
Common units of the Operating Partnership	78,991	77,948
Noncontrolling interests in consolidated property partnerships	192,363	181,575
Total noncontrolling interests	271,354	259,523
Total equity	4,201,261	3,960,316
TOTAL LIABILITIES AND EQUITY	$7,765,707	$6,802,838

KILROY REALTY CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
REVENUES
Rental income	$166,957	$158,369	$656,631	$633,896
Tenant reimbursements	20,511	18,331	80,982	76,559
Other property income	3,374	861	9,685	8,546
Total revenues	190,842	177,561	747,298	719,001

EXPENSES
Property expenses	34,386	32,356	133,787	129,971
Real estate taxes	18,399	15,571	70,820	66,449
Provision for bad debts	(1,029)	526	5,685	3,269
Ground leases	1,450	1,586	6,176	6,337
General and administrative expenses	33,872	16,831	90,471	60,581
Depreciation and amortization	64,860	60,149	254,281	245,886
Total expenses	151,938	127,019	561,220	512,493

OTHER (EXPENSES) INCOME
Interest income and other net investment (loss) gain	(1,706)	1,874	(559)	5,503
Interest expense	(12,436)	(14,564)	(49,721)	(66,040)
Loss on early extinguishment of debt	(12,623)	(5,312)	(12,623)	(5,312)
Gain on sales of land	11,825	—	11,825	449
Gains on sales of depreciable operating properties	142,926	—	142,926	39,507
Total other (expenses) income	127,986	(18,002)	91,848	(25,893)

NET INCOME	166,890	32,540	277,926	180,615

Net income attributable to noncontrolling common units of the Operating Partnership	(3,185)	(590)	(5,193)	(3,223)
Net income attributable to noncontrolling interests in consolidated property partnerships	(3,485)	(3,421)	(14,318)	(12,780)
Total income attributable to noncontrolling interests	(6,670)	(4,011)	(19,511)	(16,003)

NET INCOME ATTRIBUTABLE TO KILROY REALTY CORPORATION	160,220	28,529	258,415	164,612

Preferred dividends	—	—	—	(5,774)
Original issuance costs of redeemed preferred stock	—	—	—	(7,589)
Total preferred dividends	—	—	—	(13,363)
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$160,220	$28,529	$258,415	$151,249

Weighted average common shares outstanding – basic	100,747	98,424	99,972	98,114
Weighted average common shares outstanding – diluted	101,380	99,128	100,482	98,727

Net income available to common stockholders per share – basic	$1.59	$0.28	$2.56	$1.52
Net income available to common stockholders per share – diluted	$1.58	$0.28	$2.55	$1.51

KILROY REALTY CORPORATION
FUNDS FROM OPERATIONS
(unaudited, in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Net income available to common stockholders	$160,220	$28,529	$258,415	$151,249
Adjustments:
Net income attributable to noncontrolling common units of the Operating Partnership	3,185	590	5,193	3,223
Net income attributable to noncontrolling interests in consolidated property partnerships	3,485	3,421	14,318	12,780
Depreciation and amortization of real estate assets	63,640	59,987	249,882	241,862
Gains on sales of depreciable real estate	(142,926)	—	(142,926)	(39,507)
Funds From Operations attributable to noncontrolling interests in consolidated property partnerships	(6,274)	(5,988)	(24,391)	(22,820)
Funds From Operations(1)(2)(3)	$81,330	$86,539	$360,491	$346,787

Weighted average common shares/units outstanding – basic (4)	103,892	101,707	103,167	101,443
Weighted average common shares/units outstanding – diluted (5)	104,524	102,411	103,677	102,056

Funds From Operations per common share/unit – basic (2)	$0.78	$0.85	$3.49	$3.42
Funds From Operations per common share/unit – diluted (2)	$0.78	$0.85	$3.48	$3.40
 ________________________

(1)
We calculate Funds From Operations available to common stockholders and common unitholders (“FFO”) in accordance with the White Paper on FFO approved by the Board of Governors of NAREIT. The White Paper defines FFO as net income or loss calculated in accordance with GAAP, excluding extraordinary items, as defined by GAAP, gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets) and after adjustment for unconsolidated partnerships and joint ventures. Our calculation of FFO includes the amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets. We also add back net income attributable to noncontrolling common units of the Operating Partnership because we report FFO attributable to common stockholders and common unitholders.

We believe that FFO is a useful supplemental measure of our operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of our activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, our FFO may not be comparable to all other REITs.

Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, we believe that FFO along with the required GAAP presentations provides a more complete measurement of our performance relative to our competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide.

However, FFO should not be viewed as an alternative measure of our operating performance because it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, which are significant economic costs and could materially impact our results from operations.

(2)	Reported amounts are attributable to common stockholders, common unitholders, and restricted stock unitholders.

(3)
FFO available to common stockholders and unitholders includes amortization of deferred revenue related to tenant-funded tenant improvements of $4.7 million and $4.4 million for the three months ended December 31, 2018 and 2017, respectively, and $18.4 million and $16.8 million for the twelve months ended December 31, 2018 and 2017, respectively.

(4)
Calculated based on weighted average shares outstanding including participating share-based awards (i.e. nonvested stock and certain time based restricted stock units) and assuming the exchange of all common limited partnership units outstanding.

(5)
Calculated based on weighted average shares outstanding including participating and non-participating share-based awards, dilutive impact of stock options, contingently issuable shares, and shares issuable under forward equity sale agreements and assuming the exchange of all common limited partnership units outstanding.